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                                                                   Exhibit 23(a)



                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Shawmut National Corporation of our report dated February 19, 1993 appearing on page F-3 of Shawmut National Corporation's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse
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PRICE WATERHOUSE
Hartford, CT
January 14, 1994